                                                                         Ex 10.11

January 30, 2003

                            RE: EMPLOYMENT AGREEMENT

Dear     ,

You and Universal City Development Partners, Ltd. d/b/a "Universal Orlando"
(hereinafter referred to as "UO" or "Employer") have agreed as follows:

1.       Definitions:

         UO includes any subsidiary, or affiliated company or any divisions thereof now existing or formed at any time after the date of this
         Agreement; any corporation which may merge into UO or with which UO may be merged or consolidated; any corporation which may acquire all or a substantial portion of the assets or good will of UO; or any corporation which may result from a division or other reorganization of
         UO.

2.       Employment and Services:

         UO has employed you and you have agreed to perform your exclusive services for UO upon the terms and conditions hereinafter set forth.

         You will perform such services as requested from time to time by the
         President and Chief Operating Officer, Universal Orlando, or his duly authorized representative. Your employment agreement as Vice President
         ______________, will commence on __________________ it being understood that the President and Chief Operating Officer, Universal Orlando, or
         his duly authorized officers may assign you to render your services in different occupational areas within Universal Orlando provided, however, that all such services will be consistent with and of the same or greater scope as your position as Vice President ______________.

3.       Results and Proceeds:

         As your employer, UO shall own all rights in and to the results and proceeds connected with or arising out of, directly and indirectly, your services hereunder.

4.       Term:

         The term of this Agreement shall run two (2) years commencing on
         ________________ and continuing until ________________________.

         a.       Options:

                  UO shall have the following irrevocable options to renew the term of this Agreement, commencing upon the expiration of the preceding term, upon all the same terms and conditions as
                  during the initial term. Such options are exercisable by
                  written notice given not later than sixty (60) days prior to the expiration of the term preceding that for which such
                  option is exercised:

                  (i)   a period of twenty four (24) months commencing on
                        __________________________, and continuing until
                        _______________________.

                           You agree and acknowledge that UO has no obligation
                           to renew this Agreement or to continue your
                           employment after expiration of the term hereunder,
                           and you expressly acknowledge that no promises or
                           understandings to the contrary have been made or
                           reached.

5.       Compensation:

         a.       Basic Salary:

                  For all your services rendered under this Agreement, UO shall pay you a salary at an annual rate of no less than
                  $______________ or at such higher salary as may be determined by your performance review and the Executive Vice President,
                  Human Resources, Universal Parks & Resorts ("UPR"). Such
                  higher salary shall subsequently be deemed the annual rate, commencing on such date as the Executive Vice President, Human
                  Resources, UPR may determine, for purposes of this Agreement.
                  Such salary shall be payable in equal installments on UO's regular paydays during the term, subject to the usual and
                  required employee payroll deductions and withholdings. UO is not obligated to actually utilize your services, and in the event it elects not to do so, you shall continue to be
                  compensated under the terms and conditions of this Agreement unless mutually agreed upon.

6.       Place and Condition of Employment:

         Your principal place of employment, unless otherwise specified, is the
         Orlando office of Universal Orlando. However, it is understood that you may be required to travel to other locations on behalf of Universal
         Orlando.

7.       Vacation:

         You shall be entitled to vacation with pay under the UO vacation plan.
         Vacation not taken may not be "carried over" into another year without the approval of your Department Head and the Human Resources
         Department. No more than ten (10) days may be carried over at any one time.

8.       Termination:

         UO may terminate your services as follows:

         a)  The Company may terminate your employment for cause at any time without advance notice. "Cause" will include, but not be limited to:

               (i)   your material failure to perform your duties;

               (ii)  your material failure to comply with Company policies, including, without limitation those set forth in the UO
                     Code of Conduct, Employee Confidentiality and Non-
                     Disclosure Agreement, Vivendi Universal Entertainment
                     E-Mail Policy, Vivendi Universal Entertainment Internet and
                     Computer On-Line Services and the Universal Studios, Inc.
                     Discrimination and Sexual Harassment Policy, or

         b)  In the event you have suffered a permanent and total disability, which prevents your performance of your full-time duties under this
             Agreement, but in no case shall such right be exercised until six
             (6) months from the date of the commencement of such disablement.
             Any temporary or partial disability shall not be deemed to prevent your performance of your usual full-time duties under this
             Agreement.

9.       Benefits:

         During the term hereof, and so long as you are not in breach of this
         Agreement:

         a)  UO shall reimburse you for your reasonable and necessary business expenses in accordance with its then prevailing policy (which shall include appropriate itemization and substantiation of expenses incurred).

         b)  You shall be entitled to participate in the group insurance benefit plan.

         c)  You shall be entitled to participate in the UO 401(k) retirement program upon terms and conditions as developed by UO.

         d)  You shall be entitled to participate in the UO incentive pay program at an established target of 22%; however, no specific amount is guaranteed.

         e)  You shall be eligible to participate in the Company sponsored
             "Highly Compensated Employees" supplemental benefit plan to our
             401(k) plan.

         f)  You shall be entitled to participate in the UO Executive Automobile
             Plan which provides auto insurance for one vehicle and an annual auto allowance of approximately $3,000 which is paid in 12 monthly installments of approximately $250.00.

         You further expressly agree and acknowledge that after expiration of the term hereunder you are entitled to no additional benefits not expressly set forth herein, except as specifically provided under the benefit plan referred to herein and those benefit plans in which you may subsequently become a participant, and subject in all cases to the term and conditions of each such plan.

10.      Assignment of Agreement:

         Universal Orlando is a joint venture formed by Universal Studios, Inc.
         and the Blackstone Organization. UO reserves the right, subject to the full discharge of its obligation hereunder, to assign this agreement, in its entirety, to such joint venture.

11.      Conflict of Interest/Trade Secrets:

         Attached hereto and made part of this Agreement are the Universal
         Orlando Code of Conduct, and the Universal Studios, Inc. Corporate
         Polices - Discrimination and Sexual Harassment Policy. You confirm that you have read, understand and will comply with such Policies and Codes of Conduct, and any amendments thereto

         which you receive, such amendments to be consistent with the tenor of the current Policies and Codes of Conduct and not in violation of public policy.

         In addition to such Policies and Codes of Conduct, also attached hereto and made a part of this Agreement, is the Employee Confidentiality and
         Non-Disclosure Agreement which provides provisions concerning protection of confidential and proprietary information owned by the
         Company, and protection against improper disclosure. In view of the fact that your position of service to UO is a unique one of trust and confidence and, as a condition to your employment by UO under this
         Agreement, you agree to sign and comply with each of the provisions of such Employee Confidentiality and Non-Disclosure Agreement.

12.      Termination of All Previous Agreements:

         All prior personal employment service agreements (whether written, oral or implied) between us, if any, are terminated as of the commencement of the term of this Agreement.

13.      Choice of Laws:

         This Agreement shall be covered by and construed and enforced in accordance with and subject to the laws of the State of Florida. Any legal proceeding brought by either party for enforcing any right or obligation under this Agreement, or arising under any matter pertaining to this Agreement or the services to be rendered hereunder, shall be submitted without jury before any court of competent jurisdiction in the State of Florida. The parties hereto expressly waive trial by jury.

14.      Entire Agreement; Modification; Severability:

         This Agreement sets forth the entire understanding between us; there are no terms, conditions, representations, warranties or covenants other than those contained herein. No term or provision of this
         Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by the appropriate party(ies). No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other term or condition.
         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

Very truly yours,

John R. Sprouls
Executive Vice President - Human Resources
Universal Parks & Resorts

JRS:dlg

AGREED:

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